                                 AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                             (INVESTOR CLASS SHARES)

         The Amended and Restated Master Distribution Plan (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective October 29, 2003, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)

                         (DISTRIBUTION AND SERVICE FEES)

         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Investor Class Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Investor Class Shares of each Portfolio to the average daily net assets of the Investor Class Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Investor Class Shares of the Portfolio.


                                             MINIMUM
        AIM EQUITY FUNDS                      ASSET
        ----------------                      BASED       MAXIMUM      MAXIMUM
                                              SALES       SERVICE     AGGREGATE
        PORTFOLIO - INVESTOR CLASS SHARES    CHARGE         FEE          FEE
                                             -------      -------     ---------
        AIM Blue Chip Fund                    0.00%         0.25%       0.25%
        AIM Large Cap Basic Value Fund        0.00%         0.25%       0.25%
        AIM Large Cap Growth Fund             0.00%         0.25%       0.25%

                                             MINIMUM
        AIM INTERNATIONAL FUNDS, INC.         ASSET
        -----------------------------         BASED       MAXIMUM      MAXIMUM
                                              SALES       SERVICE     AGGREGATE
        PORTFOLIO - INVESTOR CLASS SHARES    CHARGE         FEE          FEE
                                             -------      -------     ---------
        AIM European Growth Fund              0.00%         0.25%       0.25%

                                             MINIMUM
        AIM INVESTMENT SECURITIES FUNDS       ASSET
        -------------------------------       BASED       MAXIMUM      MAXIMUM
                                              SALES       SERVICE     AGGREGATE
        PORTFOLIO - INVESTOR CLASS SHARES    CHARGE         FEE          FEE
                                             -------      -------     ---------
        AIM High Yield Fund                   0.00%         0.25%       0.25%
        AIM Income Fund                       0.00%         0.25%       0.25%
        AIM Intermediate Government Fund      0.00%         0.25%       0.25%
        AIM Municipal Bond Fund               0.00%         0.25%       0.25%
        AIM Real Estate Fund                  0.00%         0.25%       0.25%

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).


All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  October 29, 2003



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